CONTRACT FOR SERVICES No MXTL-12-02
BETWEEN INFOSPACE S DE RL DE CV AND PLADEO CORP.

This Contract for Services ("Contract"), dates as of February 10, 2012 by and between Infospace S. De R.L. De C.V., a Leon, Mexico Corporation ("Client") and Pladeo Corp. a Leon, Mexico Corporation ("Provider"), with respect to services rendered by Provider to Client. Client and Provider shall sometimes be referred to herein individually as a "Party" or collectively as the "Parties". WHEREAS, Client desires to engage Provider to render various services to the Client in connection with operations of the Client websites,NOW, THEREFORE, for good and valuable consideration, receipt of which the Parties hereby acknowledge, the Parties hereby agree as follows.

1. SERVICES

1.1 Client hereby engages Provider on an independent contractor basis to provide any and all services reasonably requested by the Client in connection with the operation of the Client Websites, including the following:

1.1.1 Develop online chat system suitable for Mex.tl website(s);

1.1.2 Test the system;

1.1.3 Merge the system with Mex.tl website(s);

1.1.4 Arrange for advertising in the chat system.

1.2 Provider shall report to and consult with the Client on a reasonable, ongoing basis while rendering the Services. Client shall, as needed, furnish Provider with all information reasonably necessary to permit Provider to render the Services including providing of the user base and allowing to use Mex.tl resources for the purpose of providing the services.

2. PAYMENTS

2.1 Client shall pay to Provider a service fee in the amount of 50% of the Client net revenue from the websites operations. Such payment shall be made on the 5-th day of the following Month in which it was earned.

2.2 For purposes of this section 3, "net revenue" shall mean all revenue realized by the Website from any advertising means selected by Client, in its sole and absolute discretion, and implemented in relation to the Website, less an administration fee to cover all reasonably related expenses.

3. TERM / TERMINATION

3.1 This Contract shall commence on the date hereof and continue in full force and effect on a month-to-month basis until terminated by either Party upon thirty (30) days written notice.

3.2 Client shall also have the right to terminate this Contract immediately for "cause". "Cause" shall mean (i) the conviction of the Provider of a crime involving a sentence of incarceration or of a felony with or without a sentence of incarceration; (ii) the commission of an act by the Provider constituting fraud, embezzlement or other material financial dishonesty against the Client, (iii) the repeated refusal or failure by the Provider

to use his reasonable and diligent efforts to follow the lawful and reasonable directives of the Client. In the event this Contract is terminated for Cause, all Service Fee payments to Provider shall immediately cease without any further obligation of the Client to Provider.

3.3 Provider may terminate this Contract at any time upon 30 day written notice to Client.

4. RESTRICTIVE COVENANTS

4.1 The Provider expressly covenants and agrees that while providing services and following the date of termination of the Contract (the "Termination Date"), the Provider shall observe and be subject to the following restrictions:

4.1.1 Provider acknowledges that during the term of the Contract Provider will have access to and become familiar with various trade secrets and confidential information of Client. Provider acknowledges that such Confidential Information is owned and shall continue to be owned solely by Client and its affiliates. Neither during the term of his services nor at any time thereafter, shall Provider use such Confidential Information for any purpose whatsoever nor shall Provider divulge such Confidential Information to any person other than Client or persons to whom Client has given its consent unless such Confidential Information has already become generally available to the public (other than as a result of any unauthorized disclosure by Provider or others) or unless Provider is compelled to disclose such Confidential Information pursuant to court orders or as otherwise required by law; provided, however, that Provider shall have promptly given Client written notice of the court order and/or requirement of law. Under no circumstances shall Provider remove from Client's offices any of Client's books, records, software, data, documents or lists, or any copies of such documents, without the written permission of Client; nor shall Provider make any copies of such books, records, software, data, documents or lists for use outside of Client's offices except as specifically authorized in writing by the Client.

5. NO PARTNERSHIP, ETC.

5.1 Nothing herein contained shall constitute a partnership between, or joint venture by, the Parties hereto or constitute either Party the agent of the other. At no time shall Provider hold itself out to third parties as the agent of the Client, and shall take such steps as are reasonably necessary to prevent third parties from inferring or believing that Provider is the agent of Client. Neither Party shall become liable for the representation, act or omission of the other contrary to the provisions hereof.

6. NOTICES

6.1 Any notice or other communication required or permitted to be given under this Contract shall be in writing and shall be effective (a) when personally delivered during normal business hours to the addressee at the address designated for such delivery, (b) on the date of receipt specified in any return receipt if it shall have been deposited in the mails, certified or registered with return receipt requested and postage thereon fully prepaid, (c) on the third Business Day after dispatch by DHL, or other recognized international courier service, addressed to the addressee at such address or (d) on the next business day after it shall have been given by facsimile transmission with electronic answer back confirmation, whichever of the foregoing shall first occur. Until otherwise specified by written notice, the addresses for any such notice or communication shall be the addresses

as set forth on the signature page of this Contract. For purposes of this Contract, "Business Day" shall mean any day other than a Saturday, Sunday, or other day on which banks in Leon are authorized or required to close.

7. GOVERNING LAW

7.1 This Contract shall be subject to and in all respects construed exclusively in accordance with the laws of Mexico applicable to Contracts made and to be performed entirely therein, without giving effect to the principles of conflict of laws thereof.

7.2 Any action at law or equity arising out of, related to or connected with this Contract shall be sought solely and exclusively in the Courts of Mexico and the appellate courts having jurisdiction of appeals from such courts.

8. INDEMNIFICATION

8.1 Provider agrees at all times to defend, protect, indemnify and hold harmless Client, its subsidiaries, affiliates, distributors, successors, assigns, licensees, and agents and each of their employees ("Indemnitees") against and in respect of any and all charges, claims, damages, costs, judgments, decrees, liabilities and causes of action, whether or not groundless, of any kind or nature whatsoever (other than special or consequential damages), by reason of, based upon, relating to, or arising out of (a) a breach or claim of breach or failure of any of the covenants, Contracts, representations or warranties of Provider contained in this Contract; or (ii) the performance of the Services (collectively, "Claims").

9. ENTIRE CONTRACT, ETC.

9.1 Nothing contained in this Contract shall be construed so as to require the commission of any act contrary to law, and wherever there is any conflict between any provision of this Contract and any material statute, law, ordinance, order or regulation the latter shall prevail, but in such event any provision of this Contract so affected shall be curtailed and limited only to the extent necessary to bring it within the legal requirements. No waiver of any breach of any provision hereof shall be deemed a waiver of any preceding breach. This Contract and all other written Contracts relating the Services, express the entire understanding of the Parties hereto and replaces any and all former Contracts, understandings or representations relating in any way to the subject matter hereof and contains all of the terms, conditions, understandings and promises of the Parties hereto. No modification, alteration or amendment of this Contract shall be valid or binding unless in writing and signed by the Party to be charged therewith. No officer, employee or representative of any Party hereto has any authority to make any representation or promise not contained in this Contract. The termination of this Contract shall not affect Client's ownership of any rights or privileges of Client hereunder, or any warranty or undertaking of Provider under this Contract, all of which warranties and undertakings shall survive such termination.

Client:

Infospace S. de R.L. de C.V.
Avenida Universidad 113
Col. Lomas del Campestre
Leon, 37150 Mexico
Tel: (477) 717-6882
E-mail: jcgeuze@infospace.com.mx

By: Johan Geuze

Its: Director General

Provider:

Pladeo Corp.
Circuito Porta Vicenza 108
Fracc. Porta Fontana
Leon, 37134, Mexico
Tel: (477) 161-0089
E-mail: alic.angulo@gmail.com

By: Lisbeth Guerrero

Its: CEO